UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- March 31, 2015
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On March 31, 2015, the Audit Committee of U.S. Geothermal Inc. (the “Company”) approved the resignation of MartinelliMick PLLC (“MartinelliMick”), as the Company’s independent registered public accounting firm.

The reports of MartinelliMick on the consolidated financial statements of the Company for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the two fiscal years ended December 31, 2014 and 2013 and through March 31, 2015, (1) there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with MartinelliMick on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MartinelliMick, would have caused MartinelliMick to make reference thereto in its report on the financial statements for such periods, and (2) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MartinelliMick with a copy of this Current Report on Form 8-K before it was filed with the Securities and Exchange Commission (the “SEC”) and requested that MartinelliMick furnish it with a letter addressed to the SEC stating whether MartinelliMick agrees with the above statements. A copy of such letter, dated March 31, 2015, is filed as Exhibit 16.1 hereto.

(b) Engagement of Independent Registered Public Accounting Firm

On March 31, 2015, the Audit Committee approved the appointment of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

During the two fiscal years ended December 31, 2014 and 2013 and through March 31, 2015, the Company did not consult with Moss Adams on any matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from MartinelliMick PLLC dated March 31, 2015 to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2015	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer